                          SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549




                                       FORM 8-K




                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES AND EXCHANGE ACT OF 1934



                         Date of Report: November 27, 1996



                              JACOR COMMUNICATIONS, INC.


                                       DELAWARE
                    (State or Other Jurisdiction of Incorporation)


           0-12404                                         31-0978313
    (Commission File No.)                     (IRS Employer Identification No.)


                                   1300 PNC Center
                                201 East Fifth Street
                                Cincinnati, Ohio 45202

                                    (513) 621-1300

Item 2.  Acquisition or Disposition of Assets

    On September 26, 1996, Citicasters Co. ("Citicasters"), an indirect subsidiary of Jacor Communications, Inc. (the "Company") entered into an agreement with Pacific and Southern Company, Inc. ("Pacific and Southern"), an indirect subsidiary of Gannett Co., Inc., whereby Citicasters agreed to exchange the assets of its Tampa, Florida television station for the assets of six of Pacific and Southern's radio stations (the "Exchange"). The completion of the Exchange was subject to various conditions including the receipt of consents from regulatory authorities, including the approval of the Federal Communications Commission ("FCC"), and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"). The Exchange was also contingent upon the satisfactory completion of due diligence by each of Citicasters and Pacific and Southern.

    The Company received early termination of the HSR Act waiting period on November 5, 1996. The due diligence period was satisfactorily completed on November 29, 1996. The initial order from the FCC was obtained on December 6, 1996.

    On December 9, 1996, the parties consummated the Exchange subject only to a possible unwinding of the transaction in the event a final order from the FCC cannot be obtained. Accordingly, the Company, through Citicasters, now owns KIIS-FM and KIIS-AM, Los Angeles; KSDO-AM and KKBH-FM, San Diego; and WUSA-FM and WDAE-AM, Tampa-St. Petersburg, and Pacific and Southern owns WTSP-TV, Tampa. The Company will rename WUSA-FM to WUKS-FM as Gannett retained the WUSA-FM call letters. The radio stations acquired by the Company in the San Diego and Tampa markets increase the Company's existing portfolio of stations in those markets. The Los Angeles radio stations provide the Company with its initial access to that market.

    In connection with the closing of the Exchange, Citicasters and Pacific and Southern agreed that they will value the exchanged assets at $170.0 million for tax purposes. No cash was payable in connection with the Exchange, other than for the payment of approximately $296,000 by Citicasters to Pacific and Southern for certain adjustments and prorations as specified in the asset exchange agreement. The Exchange also provides for additional post-closing adjustments and prorations which are not expected to be material.

Item 5.  Other Events

    On November 27, 1996, the Company entered into an agreement providing for the purchase for cash of three radio stations in Lexington, Kentucky. Those stations are WTKT-AM, WKQQ-FM and WXZZ-FM. On December 6, 1996, the Company entered into an agreement providing for the purchase for cash of two radio stations in Central Ohio. Those stations are WAKS-FM, Marysville, Ohio, and WAHC-FM, Circleville, Ohio. On December 9, 1996, the Company also entered into agreements to purchase for cash three additional stations in Colorado. Those stations are KCOL-AM and KPAW-FM, Fort Collins, Colorado, and KGLL-FM, Greely, Colorado. The total purchase price to be paid for these stations aggregates approximately $39.5 million.

    All of the transactions described in this Item 5 are subject to various conditions, including approval by the FCC. The acquisition of the Lexington stations is further subject to termination or expiration of the applicable waiting periods under the HSR Act.

Item 7.  Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

Report of Independent Accountants

Financial Statements:

    Combined Balance Sheets as of December 31, 1995 and September 29, 1996. Combined Statements of Operations for the years ended December 25, 1994 and
         December 31, 1995 and for the nine month period ended September 29, 1996.

    Combined Statements of Changes in Parent Company's Investment in Radio
         Stations for the years ended December 25, 1994 and December 31, 1995 and the nine month period ended September 29, 1996.
    Combined Statements of Cash Flows for the years ended December 25, 1994 and
         December 31, 1995 and the nine month period ended September 29, 1996. Notes to Financial Statements.

(b) Pro Forma Financial Information.

    Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1995 and the nine month period ended September 30, 1996.

    Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1996.

    Notes to Unaudited Pro Forma Financial Information.

(c) Exhibits

2.1 Asset Exchange Agreement dated as of September 26, 1996 between Citicasters Co. and Pacific and Southern Company, Inc. (omitting schedules and exhibits not deemed material).*

23.1     Consent of Coopers & Lybrand L.L.P.

*Incorporated by reference from the Registrant's Form 8-K dated October 11,
1996.

Signatures

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             JACOR COMMUNICATIONS, INC.




December 12, 1996            By: /s/ Jon M. Berry
                                -------------------------------------
                                Jon M. Berry, Senior Vice President
                                and Treasurer

REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and
Board of Directors of
Jacor Communications, Inc.

We have audited the accompanying combined balance sheets of the Selected Gannett Radio Stations as of December 31, 1995 and September 29, 1996 and the related combined statements of operations, changes in Parent Company's investment in radio stations and cash flows for the years ended December 25, 1994 and December 31, 1995 and the nine month period ended September 29, 1996. These financial statements are the responsibility of the Station's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Selected Gannett Radio Stations as of December 31, 1995 and September 29, 1996 and the combined results of their operations and their cash flows for the years ended December 25, 1994 and December 31, 1995 and the nine month period ended September 29, 1996, in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.
Cincinnati, Ohio
November 15, 1996

SELECTED GANNETT RADIO STATIONS
COMBINED BALANCE SHEETS
AS OF DECEMBER 31, 1995 AND SEPTEMBER 29, 1996

                                                                        DECEMBER 31,  SEPTEMBER 29,
                                                                            1995           1996
                                                                        ------------  -------------
Current assets:
 Cash and cash equivalents                                              $      4,694  $       2,229
 Accounts receivable, less allowance for doubtful accounts
   of $213,648 in 1995 and $251,851 in 1996                                7,888,111      8,217,358
 Prepaid expenses                                                             20,713        384,732
 Other current assets                                                         73,973         86,277
                                                                        ------------  -------------

   Total current assets                                                    7,987,491      8,690,596

 Property and equipment, net                                               3,302,726      3,044,042
 Intangible assets, net                                                    8,622,503      8,349,482
                                                                        ------------  -------------

   Total assets                                                         $ 19,912,720  $  20,084,120
                                                                        ------------  -------------
                                                                        ------------  -------------
Current liabilities:
 Accounts payable                                                       $    148,283  $     482,380
 Accrued payroll                                                             510,467        422,787
 Accrued income tax payable to Parent Company                              3,902,670      2,788,727
 Other current liabilities                                                   175,950        461,002
                                                                        ------------  -------------

   Total current liabilities                                               4,737,370      4,154,896

Commitments and contingencies

Parent Company's investment in radio stations                            15,175,350     15,929,224
                                                                        ------------  -------------

   Total liabilities and Parent Company's investment in radio stations  $ 19,912,720  $  20,084,120
                                                                        ------------  -------------
                                                                        ------------  -------------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE COMBINED FINANCIAL
STATEMENTS.

SELECTED GANNETT RADIO STATIONS
COMBINED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 25, 1994 AND DECEMBER 31, 1995
AND FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 29, 1996



                                                                                  Nine Months
                                                         1994           1995           1996
                                                    ------------   ------------   ------------
Broadcast revenue                                   $ 43,137,949   $ 44,427,284   $ 31,509,536
 Less agency commissions                               5,993,617      6,324,614      4,449,021
                                                    ------------   ------------   ------------

   Net revenue                                        37,144,332     38,102,670     27,060,515

Broadcast operating expenses                          28,242,877     26,924,177     19,128,146
Depreciation and amortization                            947,251        963,840        713,218
Corporate general and administrative expenses            891,118      1,245,388        892,997
                                                    ------------   ------------   ------------

   Operating income                                    7,063,086      8,969,265      6,326,154

Other income, net                                         95,485          5,848          9,556
                                                    ------------   ------------   ------------

   Income before income taxes                          7,158,571      8,975,113      6,335,710

Income tax expense                                     3,067,652      3,858,422      2,724,355
                                                    ------------   ------------   ------------

   Net income                                       $  4,090,919   $  5,116,691   $  3,611,355
                                                    ------------   ------------   ------------
                                                    ------------   ------------   ------------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE COMBINED FINANCIAL
STATEMENTS.

SELECTED GANNETT RADIO STATIONS
COMBINED STATEMENTS OF CHANGES IN
PARENT COMPANY'S INVESTMENT IN RADIO STATIONS
FOR THE YEARS ENDED DECEMBER 25, 1994 AND DECEMBER 31, 1995
AND FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 29, 1996



                                                                                  Nine Months
                                                        1994           1995           1996
                                                    ------------   ------------   ------------
Balance, beginning of year                          $ 16,641,431   $ 15,852,782   $ 15,175,350
Net funds remitted to Parent Company                  (4,879,568)    (5,794,123)    (2,857,481)
Net income from operations                             4,090,919      5,116,691      3,611,355
                                                    ------------   ------------   ------------
 Balance, end of year                               $ 15,852,782   $ 15,175,350   $ 15,929,224
                                                    ------------   ------------   ------------
                                                    ------------   ------------   ------------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE COMBINED FINANCIAL
STATEMENTS.

SELECTED GANNETT RADIO STATIONS
COMBINED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 25, 1994 AND DECEMBER 31, 1995
AND FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 29, 1996


                                                                                    Nine Months
                                                          1994            1995           1996
                                                      ------------   ------------   ------------
Cash flow from operating activities:
 Net income                                           $  4,090,919   $  5,116,691   $  3,611,355
 Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation                                            583,223        599,812        440,197
   Amortization of intangible assets                       364,028        364,028        273,021
   Change in allowance for doubtful accounts                44,360        (38,600)        38,203
   Changes in operating assets and liabilities:
     Accounts receivable                                  (746,724)       385,183       (367,450)
     Prepaid expenses                                        1,753         (6,037)      (364,019)
     Other current assets                                   45,391        (32,674)       (12,304)
     Accounts payable                                       (5,861)      (482,568)       334,097
     Accrued payroll and other current liabilities         177,662       (245,530)       197,372
     Accrued income tax payable to Parent Company        1,302,686        806,021     (1,113,943)
                                                      ------------   ------------   ------------

Net cash provided by operating activities                5,857,437      6,466,326      3,036,529
                                                      ------------   ------------   ------------

Cash flows from investing activities:
 Capital expenditures                                     (951,545)      (702,595)      (181,513)
                                                      ------------   ------------   ------------

Cash flow from financing activities:
 Funds remitted to Parent Company                       (4,879,568)    (5,794,123)    (2,857,481)
                                                      ------------   ------------   ------------

Net increase (decrease) in cash and cash equivalents        26,324        (30,392)        (2,465)

Cash and cash equivalents at beginning of year               8,762         35,086          4,694
                                                      ------------   ------------   ------------

Cash and cash equivalents at end of year              $     35,086   $      4,694   $      2,229
                                                      ------------   ------------   ------------
                                                      ------------   ------------   ------------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE COMBINED FINANCIAL
STATEMENTS.

SELECTED GANNETT RADIO STATIONS
NOTES TO COMBINED FINANCIAL STATEMENTS

1.  ACCOUNTING POLICIES AND DESCRIPTION OF BUSINESS:

    a. DESCRIPTION OF BUSINESS: The combined financial statements include the operations of six radio stations, KIIS-FM and KIIS-AM in Los Angeles, KSDO-AM and KKBH-FM in San Diego and WDAE-AM and WUSA-FM in Tampa-St. Petersburg, (the "Selected Gannett Radio Stations" or the "Stations") owned and operated by Pacific and Southern Company Inc., a subsidiary of Gannett Co., Inc. (the "Parent Company" or "Gannett"). In September 1996, Jacor Communications, Inc. ("Jacor") entered into an agreement to acquire the Selected Gannett Radio Stations in exchange for Jacor's Tampa television station, WTSP-TV.

         The Stations' fiscal years end on the last Sunday of the calendar year. The Stations' 1995 fiscal year ended on December 31, 1995, and encompassed a 53-week period. The Stations' 1994 fiscal year encompassed a 52-week period.

    b. REVENUES: Revenues for commercial broadcasting advertisements are recognized when the commercial is broadcast.

    c. CONCENTRATIONS OF CREDIT RISK: Financial instruments which potentially subject the Stations to concentrations of credit risk consist principally of accounts receivable. Concentrations of credit risk associated with accounts receivable are limited due to the large number of customers comprising the Stations' customer base.

    d. PROPERTY AND EQUIPMENT: Property and equipment are stated at cost less accumulated depreciation; depreciation is provided on the straight-line basis over the estimated useful lives of the assets as follows:

              Land improvements                  15 years
              Buildings                          30 to 40 years
              Machinery and equipment            5 to 20 years
              Furniture and fixtures             7 to 10 years
              Leasehold improvements             Remaining life of the lease

    e. INTANGIBLE ASSETS: Intangible assets are stated at cost less accumulated amortization; amortization is provided principally on the straight-line basis over the following lives:

              FCC Licenses and goodwill          40 years

    f. USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

    g. INCOME TAXES: The Stations' operating results are included in the consolidated federal income tax return of Gannett. The income tax provision is computed at Gannett's effective income tax rate of 43%, for federal and state income tax purposes, which approximates the rate as if a separate provision for the Stations was computed on a stand-alone basis.

2.  RELATED PARTY TRANSACTIONS:

    Corporate general and administrative expenses, primarily related to management and accounting, are allocated to the Stations as determined by the Parent Company. General and administrative costs totaling $891,118, $1,245,388 and $892,997 were allocated to the Stations for the years ended December 1994 and 1995 and nine months ended September 1996, respectively.


3.  PROPERTY AND EQUIPMENT:

    Property and equipment at December 31, 1995 and September 29, 1996 consist of the following:

                                               1995           1996
                                           -----------    -----------
    Land                                   $   218,089    $   218,089
    Building and improvements                1,317,842      1,364,883
    Machinery and equipment                  6,436,658      6,019,835
    Furniture and fixtures                   1,414,153      1,301,582
    Leasehold improvements                      93,053         93,053
    Construction in progress                    94,305        246,898
                                           -----------    -----------

    Less accumulated depreciation           (6,271,374)    (6,200,298)
                                           -----------    -----------

                                           $ 3,302,726    $ 3,044,042
                                           -----------    -----------
                                           -----------    -----------

4.  INTANGIBLE ASSETS:

Intangible assets at December 31, 1995 and September 29, 1996 consist of the following:
                                               1995           1996
                                          ------------   ------------

    FCC Licenses and goodwill             $ 14,561,131   $ 14,561,131
    Less accumulated amortization           (5,938,628)    (6,211,649)
                                          ------------   ------------

                                          $  8,622,503   $  8,349,482
                                          ------------   ------------
                                          ------------   ------------

5.  COMMITMENTS AND CONTINGENCIES:

    a. LEASE AND EMPLOYMENT AGREEMENT OBLIGATIONS: The Stations lease certain land and facilities used in their operations. The Stations also have various employment agreements with selected radio personalities that provide for, among other things, base compensation, incentive bonuses and various production support. Future minimum payments under lease and employment agreements are as follows:

         1996 (3 months)                            $  1,513,423
         1997                                          5,701,582
         1998                                          5,337,481
         1999                                          5,784,929
         2000 and thereafter                           4,191,058
                                                    ------------

             Total commitments                      $ 22,528,473
                                                    ------------
                                                    ------------


    b. LEGAL PROCEEDINGS: The Stations are party to various legal proceedings. In the opinion of management, the ultimate resolution of such proceedings will not have a significant effect on the financial position or results of operations of the Stations.

         In August of 1996, the Stations entered into an agreement with a third party to settle a contract dispute. Under terms of the settlement agreement, KSDO-AM and KKBH-FM in San Diego will provide the third party with approximately 7,600 minutes of advertising time to be run over a period of two years. Station management can preempt any advertising spot to be provided to the third party for a fee of $50 per ten second spot.

6.  RETIREMENT PLAN:

    Employees of the Stations are eligible for various retirement and profit sharing plans, provided by Gannett, under which substantially all full-time employees are covered. The Gannett Retirement Plan, a defined benefit pension plan, is the Stations' principal retirement plan and covers eligible employees of the Stations. Benefits under the Gannett Retirement Plan are based on years of service and final average pay. The Stations' pension cost was approximately $360,000, $367,000 and $386,000 for 1994, 1995 and 1996, respectively. Since the Stations' employees are not specifically identified within the pension fund, the actuarial present value of benefit obligations and net assets available for benefits are not determinable.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
             UNAUDITED PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1996
                                 (IN THOUSANDS)


                                                             Selected        Tampa         Total
                                                Jacor         Gannett     Television     Combined
                                             Historical      Stations     Divestiture    Pro Forma
                                             ----------     ----------    -----------    -----------
ASSETS
  Current assets:
     Cash and cash equivalents                  $52,821                                      $52,821
     Accounts receivable                         70,782                                       70,782
     Other current assets                        12,897                                       12,897
                                             ----------     ----------     ----------    -----------
          Total current assets                  136,500              0              0        136,500
     Property and equipment, net                141,259         11,072        (21,573)       130,758
     Intangible assets, net                   1,341,430        158,928       (148,427)     1,351,931
     Other assets                                98,032                                       98,032
                                             ----------     ----------     ----------    -----------
                                             $1,717,221       $170,000      ($170,000)    $1,717,221
                                             ----------     ----------     ----------    -----------
                                             ----------     ----------     ----------    -----------

LIABILITIES & SHAREHOLDERS' EQUITY
  Current liabilities:
     Accounts payable, accrued expenses
          and other current liabilities         $51,898                                      $51,898
                                             ----------     ----------     ----------    -----------
               Total current liabilities         51,898              0              0         51,898
     Long-term debt                             626,250                                      626,250
     5.5% Liquid Yield Option Notes             117,090                                      117,090
     Deferred taxes and other liabilities       393,728                                      393,728
                                             ----------     ----------     ----------    -----------
          TOTAL LIABILITIES                   1,188,966              0              0      1,188,966

  Shareholders' equity:
     Common stock, $.01 par value                   312                                          312
     Additional paid-in capital                 430,307                                      430,307
     Common stock warrants                       72,644                                       72,644
     Retained earnings                           24,992                                       24,992
                                             ----------     ----------     ----------    -----------
          TOTAL SHAREHOLDERS' EQUITY            528,255              0              0        528,255
                                             ----------     ----------     ----------    -----------
                                             $1,717,221             $0             $0     $1,717,221
                                             ----------     ----------     ----------    -----------
                                             ----------     ----------     ----------    -----------

See accompanying notes to unaudited proforma condensed consolidated financial statements.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
        UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                Jacor/Noble/Citicasters       Selected         Tampa       Acquisition       Total
                                          Combined             Gannett       Television     Proforma       Combined
                                          Pro Forma           Stations       Divestiture   Adjustments     Pro Forma
                                          ---------          ---------      -----------   -----------     ---------
Net revenue                               $303,469            $38,103        ($34,803)                     $306,769
Broadcast operating expenses               195,744             26,924         (19,421)                      203,247
Depreciation and amortization               46,840                964          (5,870)         4,119 (1)     46,053
Corporate general and
   administrative expenses                   6,655              1,246                         (1,246)(2)      6,655
                                          --------           --------        --------       --------       --------
   Operating income                         54,230              8,969          (9,512)        (2,873)        50,814
Interest expense                           (60,438)                                                         (60,438)
Interest and investment income                 870                                                              870
Other income (expense), net                   (594)                 6            (174)                         (762)
                                          --------           --------        --------       --------       --------

   Income (loss) before
    income taxes and
    extraordinary items                     (5,932)             8,975          (9,686)        (2,873)        (9,516)
Income tax (expense) credit                 (2,963)            (3,858)          3,874          1,150(3)      (1,796)
                                          --------           --------        --------       --------       --------
   Income (loss) before
    extraordinary items                    ($8,895)            $5,117         ($5,812)       ($1,723)      ($11,312)
                                          --------           --------        --------       --------       --------
                                          --------           --------        --------       --------       --------

    Income per common share                 ($0.29)                                                          ($0.38)

Number of common shares
  used in per share
  computations                              30,158                                                           30,158


See accompanying notes to unaudited proforma condensed consolidated financial statements.

                   JACOR COMMUNICATIONS, INC. AND SUBSIDIARIES
        UNAUDITED PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                              Jacor/Noble/
                                                Citicasters   Citicasters        Selected       Tampa        Acquisition     Total
                                    Historical      Noble       Combined         Gannett      Television      Proforma     Combined
                                       Jacor    Adjustments     Pro Forma        Stations     Divestiture    Adjustments   Pro Forma
                                    ----------  -----------   ------------       --------     -----------    ------------  ---------
Net revenue                          $127,520     $112,521       $240,041        $27,060       ($24,502)                  $242,599
Broadcast operating expenses           91,694       71,255        162,949         19,128        (14,645)                   167,432
Depreciation and amortization          10,601       24,638         35,239            713         (4,403)         3,099 (1)  34,648
Corporate general and
  administrative expenses               4,080        1,479          5,559            893                          (893)(2)   5,559
                                     --------     --------       --------       --------       --------       --------    --------
    Operating income                   21,145       15,149         36,294          6,326         (5,454)        (2,206)     34,960
Interest expense                      (13,397)     (31,448)       (44,845)                                                 (44,845)
Interest and investment income          2,539                       2,539                                                    2,539
Other income (expense), net             4,701       (4,363)           338             10                                       348
                                     --------     --------       --------       --------       --------       --------    --------
  Income (loss) before
     income taxes and
       extraordinary items             14,988      (20,662)        (5,674)         6,336         (5,454)        (2,206)     (6,998)
Income tax (expense) credit            (7,285)       8,265            980         (2,724)         2,182            882(3)    1,320
                                     --------     --------       --------       --------       --------       --------    --------
    Income (loss) before
        extraordinary items            $7,703     ($12,397)       ($4,694)        $3,612        ($3,273)       ($1,324)    ($5,678)
                                     --------     --------       --------       --------       --------       --------    --------
                                     --------     --------       --------       --------       --------       --------    --------

    Income per common share             $0.31                                                                               ($0.23)

Number of common shares
   used in per share
   computations                        24,880                                                                               24,880



See accompanying notes to unaudited proforma condensed consolidated financial statements.

                       Adjustments to Unaudited Pro Forma
                              Financial Information
                                 (In Thousands)

The following unaudited pro forma financial information ("the Pro Forma Financial Information") is based on the historical financial statements of Jacor Communications, Inc. ("Jacor"), Noble Broadcast Group, Inc. ("Noble"), Citicasters and the Selected Gannett Radio Stations and has been prepared to illustrate the effects of the Gannett radio acquisition and Tampa Television divestiture. Jacor completed the Noble and Citicasters acquisitions in 1996 and previously filed pro forma financial information related to those transactions.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1995 and for the nine months ended September 30, 1996 give effect to the Gannett radio acquisition and Tampa Television divestiture as if such transactions has been completed January 1, 1995. The proforma condensed consolidated balance sheet as of September 30, 1996 had been prepared as if the Gannett radio acquisitions and the Tampa Television divestiture had occured on that date.

  (1) Represents additional amortization and depreciation based on the Selected Gannett Radio Stations. Amortization is calculated on a straight line basis over 40 years. The property and equipment is depreciated over an average depreciable life of 10 years.

  (2) Represents additional savings as Gannett corporate overhead will be absorbed by the current Jacor corporate structure.

  (3) Represents additional tax savings on the proforma adjustments using an effective rate of 40%.




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